German American Bancorp



     Schedule of Incentive Stock Option Agreements between the Registrant and its executive officers during the first quarter of 1997.


                                   Number of    Exercise Price
Executive Officer       Date     Shares Granted   Per Share

Mark A. Schroeder  January 16, 1997    1,669      $37.35

George W. Astrike  January 16, 1997    2,677      $37.35
                   January 28, 1997    2,284      $37.25

Stan Ruhe          January 16, 1997    1,129      $37.35

Urban Giesler      January 16, 1997      770      $37.35

James E. Essany    January 16, 1997      715      $37.35

    Total                     9,244



    The above options were granted on the same form of agreement as the agreement with Mr. Astrike filed as Exhibit 10.1 to the Registrant's report on Form 10-Q for the quarterly period ended March 31, 1997.